Exhibit 5.1

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

November 21, 2022

Americas Technology Acquisition Holdings Inc.

c/o Americas Technology Acquisition Corp.

16400 Dallas Pkwy #305

Dallas, TX 75248

Re:	Registration Statement on Form S-4 (No. 333-266388)

Ladies and Gentlemen:

We have acted as special counsel to Americas Technology Acquisition Holdings Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 1, 2022 (as may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Americas Technology Acquisition Corp. (“ATAC”), Rally Communitas Corp., a Delaware corporation (“Rally”), Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Purchaser Merger Sub”), Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Jorge E. Marcos, in the capacity as the representative (the “Purchaser Representative”), and Numaan Akram, in the capacity as the representative of the Rally Stockholders (the “Seller Representative”). The Business Combination includes ATAC’s deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which ATAC’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 24,083,057 shares of the Company’s common stock, $0.0001 par value (the “Common Shares”), (ii) up to 5,750,000 warrants to purchase the Company’s common stock (the “Warrants”), and (iii) up to 5,750,000 shares underlying the warrants (the “Warrant Shares”), each to be issued by the Company pursuant to the Merger Agreement (collectively, the “Securities”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the transactions contemplated by the Merger Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the stockholders of ATAC will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement, and (iv) the Domestication has been properly effected under Cayman Islands and Delaware laws and that upon consummation, the Company will have validly assumed the rights and obligations under the Warrant Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

(i)	Common Shares. When the Registration Statement becomes effective under the Act, the Common Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

(ii)	Warrants. When the Registration Statement becomes effective under the Act and when the Warrants are issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

(iii)	Warrant Shares. When the Registration Statement becomes effective under the Act and the Warrant Shares issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP